                                                            EXHIBIT 11



                              PART II - EXHIBIT 11
              Computation of Net Income per Share of Common Stock
              ---------------------------------------------------

                                               Three Months Ended               Six Months Ended
                                                   December 31,                   December 31,
                                           -------------------------        -------------------------
                                               1995          1994              1995           1994
                                           ----------     ----------        ----------     ----------
Weighted average shares of common stock
  outstanding                               4,971,431      4,970,846         4,971,431      4,963,458

Shares issuable from assumed exercise
  of stock options and warrants.              136,034         37,348           122,482        366,607
                                           ----------     ----------        ----------     ----------

Weighted average shares outstanding,
 as adjusted                                5,107,465      5,008,194         5,093,913      5,330,065
                                           ==========     ==========        ==========     ==========

Net income                                 $  210,000     $  180,000        $  464,000     $  387,000
                                           ==========     ==========        ==========     ==========

Net income per common share                     $0.04          $0.04             $0.09          $0.07
                                           ==========     ==========        ==========     ==========

In accordance with Accounting Principles Board Opinion No. 15, the inclusion of common stock equivalents in the computation of earnings per share need not be considered if the reduction in earnings per share is less than 3%. There-fore, net income per common share and common share equivalent as shown on the Consolidated Statements of Income for the three months ended December 31, 1995 and 1994 and the six months ended December 31, 1995 do not include common share equivalents.